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                                                                    EXHIBIT 11.1

                                GERON CORPORATION
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                                   (UNAUDITED)

               (In thousands, except share and per share amounts)

                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                        SEPTEMBER 30,              SEPTEMBER 30,
                                                   -----------------------    ----------------------
                                                      1997         1996          1997        1996
                                                   ----------    ---------    ----------   ---------
Net loss                                           $   (1,959)   $  (2,661)   $   (8,170)  $  (7,555)
                                                   ==========    =========    ==========   =========

Shares used in calculation of net loss per share:

Weighted Average Common Shares outstanding         10,711,931    7,046,618    10,475,524   2,964,061

Shares related to  SAB Nos. 55, 64 and 83                  --           --            --     482,297
                                                   ----------    ---------    ----------   ---------

Shares used in computing  net loss per share       10,711,931    7,046,618    10,475,524   3,446,358
                                                   ==========    =========    ==========   =========
Net loss per share                                 $    (0.18)   $   (0.38)   $    (0.78)  $   (2.19)
                                                   ==========    =========    ==========   =========

Calculation of shares outstanding for computing supplemental net loss per share:

Shares used in computing net loss per share        10,711,931    7,046,618    10,475,524   2,964,061

 Adjusted to reflect effect of assumed
   conversion of preferred stock from date
   of issuance                                             --    2,086,752            --   4,905,288
                                                   ----------    ---------    ----------   ---------
Shares used in computing supplemental net loss
  per share                                        10,711,931    9,133,370    10,475,524   7,869,349
                                                   ==========    =========    ==========   =========
Supplemental net loss per share                    $    (0.18)   $   (0.29)   $    (0.78)  $   (0.96)
                                                   ==========    =========    ==========   =========



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